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                                                                     EXHIBIT 5.1

LETTERHEAD OF:
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SIMPSON THACHER & BARTLETT
425 LEXINGTON AVENUE
NEW YORK, NEW YORK 10017-3909


                                                                JANUARY 19, 1994


VIA EDGAR TRANSMISSION
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ROCHESTER TELEPHONE CORPORATION
180 SOUTH CLINTON AVENUE
ROCHESTER, NY 14646

DEAR SIRS:

    We have acted as special counsel to Rochester Telephone Corporation, a New York corporation (the "Company"), in connection with the proposed sale of up to 5,750,000 shares of Common Stock, par value $1.00 per share, of the Company, 2,885,000 of such shares to be sold by a stockholder of the Company and up to 2,865,000 of such shares to be sold by the Company (collectively, the "Shares"), as described in the Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933. The Shares are to be purchased by certain underwriters and offered for sale to the public pursuant to the terms of an Underwriting Agreement, the form of which will be filed as an exhibit to the Registration Statement.

    We have examined, and have relied upon as to matters of fact, such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion.


    Based upon the foregoing, we are of the opinion that the Shares to be sold by such selling stockholder have been duly authorized by the Company and have been validly issued and are fully paid and nonassessable and that, when (i) appropriate definitive action has been taken by the Board of Directors, the Executive Committee or the appropriate officers of the Company and (ii) appropriate action has been taken by and before the New York State Public Service Commission, the Shares to be sold by the Company will have been duly authorized and, upon payment and delivery in accordance with the Underwriting Agreement, will be validly issued, fully paid and nonassessable.


    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Registration Statement.

                                          Very truly yours,

                                          s/Simpson Thacher & Bartlett

                                          SIMPSON THACHER & BARTLETT